Exhibit 99.3

MEMORANDUM FROM THE DESK OF SAM L. SUSSER

To:	All Susser Holdings Team Members

Date:	April 28, 2014

RE:	“The Only Constant is Change”, Dr. Albert Einstein

Ladies and Gentlemen:

This morning, the Board of Directors of Susser Holdings Corporation announced an agreement for the sale of Susser Holdings Corporation to Energy Transfer Partners for consideration currently valued at $80.60 per share. The closing remains subject to Susser stockholder approval and customary regulatory conditions.

We have gone through many, many ownership changes during my 26 years with the business. A common theme to each change has been “locking in” on the right growth strategy for our Company and our team and allowing the ownership to “flex” and change in order to accomplish the optimal business strategy. This is yet another similar ownership change along our journey together. Upon closing of this transaction, I will become a meaningful investor in Energy Transfer Partners.

When our Company made the decision in October 2006 to go public through an IPO, we knew that our Board and the Officers of the Company would have a fiduciary responsibility to act in the best interests of the Company and its shareholders, including considering an offer to purchase the Company if one came along at a truly compelling value that was clearly in the best interest of our shareholders. Our Board has concluded this transaction represents that offer.

Energy Transfer Partners owns the Sunoco brand and over 500 retail and company-operated convenience stores, approximately 1,100 dealers and supplies Sunoco branded motor fuel to another 3,500 stores that are serviced by distributors. This combination creates an opportunity for both our retail platform which will remain based in Corpus Christi and our wholesale platform which will remain headquartered in Houston to grow, thrive and flourish in the years ahead. In other words, this deal is not only a compelling deal for shareholders, it is also a compelling opportunity for our Company, our team members and our leadership team.

Together as a team we’ve built a strong track record of taking care of customers, growing sales and building cash flow and we have built a “people first” culture and a technology platform that can be used by Energy Transfer Partners to add value to its existing retail and wholesale fuel business and build an even larger, stronger Company in the years ahead.

Susser Team Members

April 28, 2014

Those of you in the Corpus Christi offices are invited to come to the Training Center at 8:45 a.m. for a brief discussion that will be led by Chip Bonner, Mary Sullivan and Bob Swan. Team members in the Houston offices are invited to come to the SUSP Training Center also at 8:45 a.m. for a brief discussion led by Rocky Dewbre.

I will be in Dallas at 8:00 a.m. this morning attending a conference call with the leadership team of Energy Transfer Partners and should be in the Corpus office at 11:00 a.m. Traveling with me will be Kelcy Warren, the Chairman and Chief Executive Officer of Energy Transfer Partners and Bob Owens, President and Chief Executive Officer of ETP’s subsidiary, Sunoco and other members of the ETP/Sunoco leadership team.

We will conduct a Town Hall meeting, tour of our Corpus Christi offices and then travel to Houston to meet with the Houston team at approximately 2:30 p.m.

Please refer to the attached Press Release for additional details.

This is obviously an incredibly bittersweet announcement for me to share with each of you. The coming days will be very emotional for many of us, including each and every member of the Susser Family.

Please know that this outcome is one that is going to create many, many additional new opportunities for employment and leadership in Corpus Christi and in Houston and we firmly expect will lead to a larger, stronger and faster growing company in the years ahead. Together, we have built a great Company with great brands, great assets and mainly, great people. This is a new chapter for our business and positions our team for an even brighter future in the years ahead.

Very truly yours,

Sam L. Susser

Attachment: Press Release

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which may include expressions of management’s expectations, beliefs or goals, including regarding the proposed transaction between Energy Transfer Partners, L.P. (“ETP”) and the Company, the expected timing of that transaction and the future financial and/or operating impact of that transaction—including the anticipated integration process and any related benefits, opportunities or synergies. These statements are based on current expectations, estimates and projections and are subject to a number of transaction-related risks and uncertainties that could cause actual results and events to vary materially from management expectations, including but not limited to the parties’ ability to consummate the proposed transaction, the ability to obtain requisite regulatory or shareholder approvals, or to satisfy other conditions precedent to the consummation of the transaction, successful development and execution of integration plans, ability to realize anticipated synergies or cost-savings and the potential impact of the transaction on employee, supplier, customer and competitor relationships. Additionally, these statements may be subject to the ordinary risks and uncertainties that accompany our business, including competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors; dangers inherent in storing and transporting motor fuel; pending or future consumer or other litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; inability to build or acquire and successfully integrate new stores; volatility in crude oil and wholesale petroleum costs; increasing consumer preferences for alternative motor fuels, or improvements in fuel efficiency; general economic, financial and political conditions; our dependence on our subsidiaries for cash flow generation, including SUSP, and our exposure to the business risks of SUSP by virtue of our controlling ownership interest; operational limitations imposed by our contractual arrangements with SUSP; our ability to comply with federal and state regulations including those related to alcohol, tobacco and environmental matters; wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking; costs associated with employee healthcare requirements; compliance with, or changes in, tax laws-including those impacting the tax treatment of SUSP; dependence on two principal suppliers for merchandise; dependence on suppliers for credit terms; seasonality; dependence on senior management and the ability to attract qualified employees; acts of war and terrorism; dependence on our information technology systems; severe weather; cross-border risks associated with the concentration of our stores in markets bordering Mexico; impairment of goodwill or indefinite lived assets; and other unforeseen factors. For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s most recent annual report on Form 10-K and subsequent quarterly filings. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

Additional Information and Where to Find It

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of Energy Transfer Partners, L.P. (“ETP”) or Susser Holdings Corporation (“Susser”). This communication relates to a proposed merger between ETP and Susser that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risk. This communication is not a substitute for the joint proxy statement/prospectus or any other document that ETP or Susser may file with the SEC or send to their shareholders in connection with the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ETP, SUSSER AND THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website,

www.sec.gov. In addition, copies of the registration statement including the proxy statement/prospectus (when they become available) may be obtained free of charge by accessing ETP’s website at www.energytransfer.com by clicking on the “Investor Relations” link, or upon written request to Energy Transfer Partners, L.P., 3738 Oak Lawn Ave., Dallas, TX 75219, Attention: Investor Relations, or from Susser by accessing Susser’s website at www.susser.com or upon written request to Susser Holdings Corporation, 4525 Ayers St., Corpus Christi, TX, 78415, Attention: Investor Relations. Stockholders may also read and copy any reports, statements and other information filed by ETP or Susser with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

ETP, Susser, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the transaction under the rules of the SEC. Information regarding ETP’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 27, 2014. Information regarding Susser’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 27, 2014, and in its definitive proxy statement filed with the SEC on April 14, 2014 in connection with its 2013 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.